                                                      REGISTRATION NO. 333-_____

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                           ROYAL PHILIPS ELECTRONICS
                     (Registrant's Name for Use in English)

                                THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)

                                      NONE
                    (I.R.S. Employer Identification Number)

        BREITNER TOWER, AMSTELPLEIN 2, AMSTERDAM 1070MX, THE NETHERLANDS
                    (Address of Principal Executive Offices)

           ROYAL PHILIPS ELECTRONICS NONQUALIFIED STOCK PURCHASE PLAN
     ROYAL PHILIPS ELECTRONICS LONG-TERM INCENTIVE PLAN 2005 (CONSISTING OF
                  GLOBAL PHILIPS STOCK OPTION PROGRAM 2005 AND
              GLOBAL PHILIPS RESTRICTED SHARE RIGHTS PROGRAM 2005)
                            (Full Title of the Plan)

                               WILCO GROENHUYSEN
           1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104
                                 (212) 536-0500
           (Name, Address and Telephone Number of Agent for Service)

                    Please Send Copies of Communications to:
                              ANDREW D. SOUSSLOFF
                            SULLIVAN & CROMWELL LLP
                125 BROAD STREET, NEW YORK, NEW YORK 10004-2498
                                 (212) 558-4000

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                           PROPOSED
                                                            MAXIMUM        PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED (2)    PER SHARE (3)    OFFERING PRICE (3)       FEE
----------------------------------------------------------------------------------------------------------
Common Shares of Koninklijke Philips     10,000,000          $25.98          $259,800,000       $30,578.46
Electronics N.V., par value 0.20
Euro per share (1)
==========================================================================================================

      (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan. Pursuant to Rule 457(h)(2) no fee is payable with respect to the registration of these interests.

      (2) 1,000,000 of the shares are registered to be offered or sold pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan, and 9,000,000 of the shares are registered to be offered or sold pursuant to the Royal Philips Electronics Long-Term Incentive Plan 2005.

      (3) Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices of the Common Shares of Koninklijke Philips Electronics N.V. as reported on the New York Stock Exchange on May 25, 2005.

                                     PART I
--------------------------------------------------------------------------------
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Explanatory Note

      This registration statement on Form S-8 registers common shares, par value
0.20 euro per share of Royal Philips Electronics, which may be issued in connection with the plans set forth on the facing page of this registration statement. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan. After giving effect to this filing, an aggregate of 7,609,460 shares of the registrant's common stock have been registered for issuance pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan.

      As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and subsequent information that we file with the Commission will automatically update and supersede this information. Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement. We incorporate by reference into this registration statement the following documents:

      (a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 001-05146-01) filed with the Commission on February 22, 2005, as amended by an amendment on Form 20-F/A (File No. 001-05146-01), filed with the Commission on April 28, 2005; and

      (b) The Annual Report on Form 11-K of the Royal Philips Electronics Nonqualified Stock Purchase Plan (File No. 001-05146-01) filed with the Commission on October 29, 2004;

      In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by Royal Philips Electronics under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part of this registration statement from the date of filing of such reports.

ITEM 4. DESCRIPTION OF SECURITIES

      Item 4 contains a summary of certain provisions of the articles of association of Royal Philips Electronics. This summary does not purport to be a complete statement of these provisions and is qualified in its entirety by reference to the articles of association, which are included as an exhibit to the amendment on Form 20-F/A (File No. 001-05146-01) filed with the Commission on April 28, 2005. All references to "we" or the "Company" in this summary mean Royal Philips Electronics.

General

      Our board of management, the members of which are appointed by the general meeting of our shareholders, is responsible for our management. The supervisory board, which is also appointed by the general meeting of shareholders, is responsible for supervising the policy pursued by the board of management and the general course of our affairs.

Share Capital

      Our authorized capital is 1,300,000,000 euros comprised of 3,250,000,000 common shares of 0.20 euro each, and 3,250,000,000 preference shares of 0.20 euro each. The authorized capital may be increased by a shareholders' resolution adopted on the proposal of the board of management, approved by the supervisory board and subsequent amendment to the articles of association.

      No preference shares have been issued. However, the Stichting Preferente Aandelen Philips (the "Foundation"), a foundation established under Netherlands law, has been granted the right to acquire protective preference shares in our capital should a third party ever seem likely to gain (de facto) a controlling interest in the Company. The Foundation may exercise this right for as many preference shares as there are common shares in the Company outstanding at that time. The object of the Foundation is to represent the interests of the Company, the enterprises maintained by the Company and its affiliated companies within the Philips group, such that the interests of the Company, those enterprises and all parties involved with them are safeguarded as effectively as possible, and that they are afforded maximum protection against influences which, in conflict with those interests, may undermine the autonomy and identity of the Company and those enterprises, and also to do anything related to the above ends or conducive to them.

      At present, the members of the self-electing board of the Foundation are Messrs. S.D. de Bree, J.R.Glasz, W.E. Scherpenhuijsen Rom, W. de Kleuver and G.J. Kleisterlee. As Chairman of our supervisory board and our board of management respectively, Messrs. De Kleuver and Kleisterlee are ex officio members of the board of the Foundation. Mr. Kleisterlee is not entitled to vote. Our board of management and the board of the Foundation have declared that they both are of the opinion that the Foundation is independent from the Company as required by the Listing Requirements of Euronext Amsterdam N.V.'s stock market.

      The common shares are held in bearer and registered form. Holders of shares of New York Registry hold their common shares in registered form. See "Common Share Certificates and Transfer".

Dividends

      The profit shown in our annual accounts is at the disposal of the general meeting of our shareholders, which is empowered to withhold distribution in whole or in part or to make a distribution in whole or in part to holders of common shares in proportion to their share ownership.

Voting Rights

      Each common share and each preference share are entitled to one vote. All common shares vote together on all matters presented at a general meeting of shareholders.

      Election of our Board of Management. Members of our board of management are elected by the general meeting of shareholders from nominations made by our supervisory board, after consultations with the Chairman of our board of management. The supervisory board has to nominate at least one person or as many as the law requires for each vacancy to be filled on the board of management and the election must be made from among the persons so nominated. The list of such nominations shall be deposited for shareholder inspection at the registered office of the Company and on the Company's website.

      The general meeting of shareholders may deprive nominations for election to the board of management made by our supervisory board of their binding effect, if a resolution is passed by simple majority of the votes cast and represents at least one-third of the issued share capital. In that event, a new binding list shall be submitted to a subsequent general meeting of shareholders in accordance with the provisions described above. If the second list is also rejected in the manner provided for above, the general meeting of shareholders shall be free to make its own appointments to the board of management. If a simple majority of the votes cast is in favor of the resolution to deprive the list of nominees referred to above of its binding character, but such majority does not represent at least one-third of the issued share capital, a new meeting may be convened at which the resolution may be passed by a simple majority of the votes cast, regardless of the portion of the share capital represented by such majority.

      The general meeting of shareholders may also suspend or remove any member of the board of management at any time by a simple majority of the votes cast at a meeting at which at least one-third of the issued share capital is represented (although no quorum is required if dismissal is proposed by the board of management, the supervisory board).

      Subject to the foregoing paragraph, the supervisory board has the power to control nominations to our board of management.

      Election of the Supervisory Board. Members of the supervisory board are elected by the general meeting of shareholders from nominations made by the supervisory board.

      The supervisory board must nominate at least one person or as many as the law requires for each vacancy to be filled on the supervisory board and the election must be made from among the persons so nominated. The list of nominees shall be deposited for shareholder inspection at the registered office of the Company and on the Company's website. A proposal to appoint a member of the supervisory board may only be placed on the agenda of the general meeting of the shareholders by the supervisory board in consultation with the board of management.

      The general meeting of shareholders may deprive of their binding effect nominations for election to the supervisory board made by our supervisory board, if a resolution is passed by simple majority of the votes cast representing at least one-third of the issued share capital. In that event, a new binding list shall be submitted to a subsequent general meeting of shareholders in accordance with the provisions described above. If the second list is also rejected in the manner provided for above, the general meeting of shareholders shall be free to make its own appointments to the supervisory board. If a simple majority of the votes cast is in favor of the resolution to deprive the list of nominees referred to above of its binding character, but such majority does not represent at least one-third of the issued share capital, a new meeting may be convened at which the resolution may be passed by a simple majority of the votes cast, regardless of the portion of the share capital represented by such majority.

      The general meeting of shareholders may also suspend or remove any member of the supervisory board at any time by a simple majority of the votes cast at a meeting at which at least one-third of the issued share capital is represented (although no quorum is required if dismissal is proposed by the supervisory board).

      General Meetings of Shareholders. General meetings of shareholders are held annually at least once a year not later than the 30th of June in Eindhoven, Amsterdam, `s-Gravenhage or Rotterdam (all in The Netherlands). We mail notices to the holders of shares of New York Registry and publish notice of the annual meeting in national newspapers in The Netherlands. In order to attend, to address and to vote at the general meeting of shareholders, the holders of shares of New York Registry must advise us in writing, as stated in the notice convening the meeting, of their intention to attend the meeting. Holders of bearer shares must deposit their shares as specified in the published notice. In connection with our general meetings, we do not solicit proxies within the United States but may seek limited numbers of proxies from non-U.S. shareholders outside the United States.

      Action is taken at general meetings of shareholders by a majority of the votes cast (except where a different proportion of votes is required by the articles of association or Netherlands law) and there are generally no quorum requirements applicable to such meetings.

      Amendment of Articles of Association and Dissolution. Resolutions to amend our articles of association or to dissolve the Company proposed by the board of management must be approved by a majority of the votes cast at a general meeting of shareholders. Resolutions to this effect proposed by shareholders must be approved by at least a three-fourths majority of the votes cast at a general meeting of shareholders at which more than half of the issued share capital is represented or, if the requisite capital is not represented, by a three-fourths majority of the votes cast at a new meeting held within eight weeks. All resolutions to amend the articles of association or to dissolve the Company must also be approved or ratified by the supervisory board. Resolutions to amend the articles of association or dissolve the Company will not be valid unless the full text of such proposals has been deposited for inspection by shareholders at the registered office of the Company and published on the Company's website from the day on which the notice convening the general meeting of shareholders is delivered until the close of that meeting.

Liquidation Rights

      In the event of the dissolution and liquidation of the Company, the assets remaining after payment of all debts and liquidation expenses are to be distributed in the following order of priority: to the holders of preference shares, the amount paid thereon and the remainder to the holders of the common shares.

Issuance of Shares and Preemptive Rights

      Our board of management may issue shares if and insofar as the board of management has been designated by the general meeting of shareholders as the authorized body for this purpose, subject to the approval of our supervisory board. A designation of the board of management will be effective for a specified period of up to five years and may be renewed. Currently, our board of management has been designated as the authorized body to issue shares until September 30, 2006. The board of management must obtain the approval of the supervisory board to issue shares. If the board of management has not been designated, the general meeting of shareholders has the power to authorize the issuance of shares, upon the proposal of the board of management, which proposal must be approved by the supervisory board.

      Shareholders have a pro rata preferential right of subscription to any common share issuance unless the right is restricted or excluded. If designated by the general meeting of shareholders, the board of management has the power to restrict or exclude the preferential subscription rights. A designation of the board of management will be effective for a specified period of up to five years and may be renewed. Currently, our board of management has been granted the power to restrict or exclude the preferential right of subscription until September 30, 2006. If the board of management has not been designated, the general meeting of shareholders has the power to restrict or exclude such rights, upon the proposal of the board of management, which proposal must be approved by the supervisory board. Resolutions by the general meeting of shareholders referred to in this paragraph require approval of at least two-thirds of the votes cast if less than half of the issued share capital is represented at the meeting. The foregoing provisions also apply to the issuance of rights to subscribe for shares.

Repurchase of Common Shares

      We may repurchase our own shares subject to certain financial tests, but shares held in treasury may not be voted or counted for quorum purposes. Any purchases by us are subject to the approval of the supervisory board and the authorization of shareholders at the general meeting of shareholders. Our board of management may be authorized by the general meeting of shareholders to repurchase our own shares for a specified period of up to eighteen months, which authorization may be renewed. Currently, our board of management is authorized to repurchase shares with the approval of the supervisory board until September 30, 2006.

      Limitations on Right to Hold or Vote Common Shares

      There are no limitations imposed by Netherlands law or by our articles of association on the right of non-resident owners to hold or vote the common shares.

Common Share Certificates and Transfer

      The common shares are available in either registered or bearer form except that the common shares quoted on the New York Stock Exchange are available in registered form only. Our shareholders' register is maintained partly in New York, New York, known as the New York Registry, by Citibank, our transfer agent and registrar, and partly in The Netherlands, known as the Eindhoven Registry, by or on behalf of us.

      The common shares listed on Euronext Amsterdam N.V.'s stock market are common shares in bearer form embodied in share certificates, which are lodged with Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V., the Dutch clearing house known as NECIGEF, for safe-keeping on behalf of the parties entitled to such common shares. The common shares in bearer form can only be transferred through the securities transfer system of NECIGEF. Holders of registered common shares will be entered in our shareholders' register. At the request of the registered shareholder, we will, without fee, issue a non-negotiable extract from the shareholders' register in the name of the holder unless a certificate has been issued for the holder's registered common share. A deed of transfer, together with our acknowledgment in writing, is required to transfer registered shares.

      Persons who are not DTC participants may beneficially own common shares registered by the New York Registry held by DTC only through direct or indirect participants in DTC. So long as Cede & Co., as the nominee of DTC, is the registered owner of common shares traded on the NYSE, Cede & Co. for all purposes will be considered the shareholder of such shares. Accordingly, any person owning a beneficial interest in common shares traded on the NYSE must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a shareholder. We understand that, under existing industry practice, in the event that an owner of a beneficial interest in common shares traded on the NYSE desires to take any action that Cede & Co., as the shareholder, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners holding interest through such participants to take such action or would otherwise act upon the instructions of beneficial owners holding interests through them.

      Common shares traded on the NYSE may be transferred on our books at the office of our transfer agent and registrar. Certificates representing common shares traded on the NYSE may be exchanged at such office for certificates representing common shares traded on the NYSE of other denominations, provided, however, that such certificates are available only in such denominations as our board of management determines. Under Netherlands' law, the transfer of our registered shares requires a written instrument of transfer and written acknowledgment by the issuer of such transfer.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The articles of association of Royal Philips Electronics provide that, unless the law requires otherwise, the members of the board of management and of the supervisory board shall be reimbursed by Royal Philips Electronics for various costs and expenses, including the reasonable costs of defending claims and of appearing in legal proceedings and any damages which they are ordered to pay in respect of an act or failure to act in the exercise of functions performed at the request of the Royal Philips Electronics. Under certain circumstances, described in the articles of association, such as if it has been established in a final judgment by a Dutch court or by an arbitrator that an act or failure to act by a member of the board of management or the supervisory board can be characterized as intentional ("opzettelijk"), intentionally reckless ("bewust roekelooi") or seriously culpable ("ernstig verwijtbaar") or if the costs and expenses are reimbursed by insurers under an insurance policy, there will be no entitlement to this reimbursement.

      Members of the board of management, the supervisory board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

Exhibit No.       Description
4.1               Royal Philips Electronics Nonqualified Stock Purchase Plan
                  (incorporated herein by reference to Exhibit 4.1 to Royal
                  Philips Electronics' registration statement on Form S-8 (File
                  No. 333-39204), filed with the Commission on June 13, 2000)

4.2               Global Philips Stock Option Program 2005 (part of Royal
                  Philips Electronics Long-Term Incentive Plan 2005)

4.3               Global Philips Restricted Share Rights Program 2005 (part of
                  Royal Philips

                  Electronics Long-Term Incentive Plan 2005)

23.1              Consent of Independent Registered Public Accounting Firm

23.2              Consent of Samil PricewaterhouseCoopers

23.3              Consents of Independent Registered Public Accounting Firms

23.4              Consent of KPMG

24                Power of attorney (included on signature page).

ITEM 9. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES OF ROYAL PHILIPS ELECTRONICS

      Pursuant to the requirements of the Securities Act of 1933, as amended, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on May 26, 2005.

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.


                           By: /s/ Arie Westerlaken
                               ------------------------
                           Name:  Arie Westerlaken
                           Title: General Secretary

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Wilco Groenhuysen his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on May 26, 2005.

Name                                      Title
----                                      -----

/s/ G. J. Kleisterlee                     President/CEO, Chairman of the Board of Management
--------------------------------------
G. J. Kleisterlee


/s/ J. H. M. Hommen                       Vice-Chairman of the Board of Management and Chief
--------------------------------------    Financial Officer and Principal Accounting Officer
J. H. M. Hommen


/s/ G. H. Dutine                          Executive Vice-President, Member of the Board of Management
--------------------------------------
G. H. Dutine


/s/ A. Huijser                            Executive Vice-President, Member of the Board of Management
--------------------------------------
A. Huijser


/s/ W. de Kleuver                         Chairman of the Supervisory Board
--------------------------------------
W. de Kleuver

Name                                      Title
----                                      -----

/s/ L. Schweitzer                         Member of the Supervisory Board
--------------------------------------
L. Schweitzer


/s/ Richard Greenbury                     Member of the Supervisory Board
--------------------------------------
Sir Richard Greenbury


/s/ J-M. Hessels                          Member of the Supervisory Board
--------------------------------------
J-M. Hessels


/s/ K. A. L. M. van Miert                 Member of the Supervisory Board
--------------------------------------
K. A. L. M. van Miert


                                          Member of the Supervisory Board
--------------------------------------
J. M. Thompson


/s/ C.J.A. van Lede                       Member of the Supervisory Board
--------------------------------------
C.J.A. van Lede


                                          Member of the Supervisory Board
--------------------------------------
E. Kist


                                          Member of the Supervisory Board
--------------------------------------
N.L. Wong


/s/ Wilco Groenhuysen                     Duly authorized representative in the United States
--------------------------------------
Wilco Groenhuysen

         SIGNATURE OF THE ROYAL PHILIPS ELECTRONICS NONQUALIFIED STOCK
                                 PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on May 26, 2005.

                                  ROYAL PHILIPS ELECTRONICS
                                  NONQUALIFIED STOCK PURCHASE PLAN


                                  By: /s/ Don Welsko
                                      -------------------------------------
                                  Name:  Don Welsko
                                  Title: Chairman, Stock Purchase Plan Committee

                               INDEX TO EXHIBITS

Exhibit No.       Description
4.1               Royal Philips Electronics Nonqualified Stock Purchase Plan
                  (incorporated herein by reference to Exhibit 4.1 to Royal
                  Philips Electronics' registration statement on Form S-8 (File
                  No. 333-39204), filed with the Commission on June 13, 2000)

4.2               Global Philips Stock Option Program 2005 (part of Royal
                  Philips Electronics Long-Term Incentive Plan 2005)

4.3               Global Philips Restricted Share Rights Program 2005 (part of
                  Royal Philips Electronics Long-Term Incentive Plan 2005)

23.1              Consent of Independent Registered Public Accounting Firm

23.2              Consent of Samil PricewaterhouseCoopers

23.3              Consents of Independent Registered Public Accounting Firms

23.4              Consent of KPMG

24                Power of attorney (included on signature page).
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